AMENDED AND RESTATED BY-LAWS

OF

YOUNG INNOVATIONS, INC.

A Missouri Corporation

ARTICLE I

OFFICES

Section 1.                  Registered Office.  The registered office of Young Innovations, Inc. (the “Corporation”) in the State of Missouri shall be located at 300 B East High Street, Jefferson City, Missouri  65101.  The registered agent of the Corporation for service of process at such address is National Registered Agents, Inc.  The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors (the “Board”).

Section 2.                  Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Missouri, as the board of directors may from time to time determine or the business of the Corporation may require.

Section 3.                  Books, Records of Account.  The Corporation will keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its shareholders and Board, and the names and places of residence of its officers.  The Corporation will keep at its registered office or principal place of business in the State of Missouri, or at the office of its transfer agent in the State of Missouri, if any, books and records in which will be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer.  Except as otherwise required by the laws of the State of Missouri, the books and records of account of the Corporation may be kept outside of the State of Missouri, at such place(s) as the Board may from time to time determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.                  Place and Time of Meetings.  An annual meeting of the shareholders for the election of directors will be held on the Second Monday in the month of January of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as may be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  The time and place of the annual meeting shall be determined by the board of directors.

Section 2.                  Special Meetings.  Special meetings of shareholders may be called for any purpose and may be held at such time and place, within or without the State of Missouri, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.  Except as otherwise provided in the articles of incorporation, such meetings may be called at any time by the board of directors and shall be called by the highest ranking officer then in office (the "Ranking Officer") upon the written request of holders of shares entitled to cast not less than forty percent (40%) of the votes at the meeting.  Such written request shall state the purpose or purposes of the meeting and shall be delivered to the Ranking

Officer.  On such written request, the Ranking Officer shall fix a date and time for such meeting within two (2) days of the date requested for such meeting in such written request.

Section 3.                  Place of Meetings.  The board of directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting or for any special meeting called by the board of directors.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

Section 4.                  Notice.  Written or printed notice of each meeting of the shareholders, stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose(s) for which the meeting is called, will be delivered or given not less than 10 days nor more than 70 days before the date of the meeting, either personally, by electronic transmission or by mail, by or at the direction of the President, or the Secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting.  Electronic transmission means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient.  Any notice of a shareholders’ meeting sent by mail will be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at the shareholder’s address as it appears on the records of the Corporation.

Section 5.                  Shareholders List.  The officer in charge of the transfer book for shares of the Corporation will make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each shareholder.  Such list, for a period of ten (10)  days prior to such meeting, will be kept on file at the registered office of the Corporation and will be subject to inspection by any shareholder entitled to vote at such meeting at any time during usual business hours.  Such list will also be produced and kept open at the time and place of the meeting and will be subject to the inspection of any shareholder entitled to vote at such meeting during the meeting.  Failure to comply with this Article II, Section 5 will not affect the validity of any action taken at such meeting.

Section 6.                  Quorum.  The holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by statute or by the articles of incorporation.  If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of shareholders, it is not broken by the subsequent withdrawal of any shareholders or their proxies.

Section 7.                  Adjourned Meetings.  When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than ninety (90) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 8.                  Vote Required.  When a quorum is present, the affirmative vote of the majority of shares of stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one upon which by express provisions of an applicable law or of the articles of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.                  Voting Rights.  Except as otherwise provided by the General and Business Corporation Law of the State of Missouri or by the articles of incorporation of the Corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every shareholder shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy for each share of common stock held (or deemed held) by such shareholder (it being understood that certain other classes or series of capital stock may, pursuant to the articles of incorporation, be entitled to vote on an as-if converted to common stock basis).

Section 10.               Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact.  No proxy will be valid 11 months from the date of its execution, unless otherwise provided in the proxy.  If the articles of incorporation provide for more or less than one vote for any share on any matter, then every reference in these bylaws to a vote by a majority or other proportion of stock will refer to such majority or other proportion of the votes of such stock on such matter as provided in the articles of incorporation.

Section 11.               Action by Written Consent.  Unless otherwise provided in the articles of incorporation, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.  Such consent will have the same force and effect as a unanimous vote of the shareholders at a meeting duly held.  The Secretary will file such consents with the minutes of the meetings of the shareholders.

ARTICLE III

DIRECTORS

Section 1.                  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

Section 2.                  Number, Election and Term of Office.  The number of directors which shall constitute the first board after adoption of these bylaws shall initially be two (2).  Thereafter, the number of directors shall be established from time to time by resolution of the board.  When electing directors each shareholder will have the right to cast as many votes in the aggregate as equals the number of shares of Corporation stock entitled to vote on the election of directors held by such shareholder, multiplied by the number of directors to be elected at the election, and each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate, or distribute such votes among two or more candidates.  The candidates receiving the highest number of votes up to the number of directors to be elected will be elected.  The directors shall be elected in this manner at the annual meeting of the shareholders, except as provided in Section 4 of this Article III.  Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.                  Removal and Resignation.  At a meeting called expressly for that purpose, the shareholders will have the power, by a vote of the holders of a majority of the shares then entitled to vote, to remove any director(s) from office with or without cause; provided, however, if less than the entire Board is to be removed, no director may be removed with or without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board, or, if there are classes of directors, at an election of the class of directors of which such director is a part.  Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the articles of incorporation, the provisions of this section will apply, in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.  Any director may be removed for cause by action of a majority of the Board if the director to be removed, at the time of removal, fails to meet the qualifications stated in the articles of incorporation or these bylaws for election as a director or is in breach of any agreement between such director and the Corporation relating to such director’s services as a director or employee of the Corporation.  Notice of the proposed removal will be given to all directors prior to action thereon.  Any director may resign at any time upon written notice to the Corporation.  Such resignation will take effect at the time specified therein or will take effect upon receipt thereof by the Corporation if no time is specified therein, and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

Section 4.                  Vacancies.  Subject to the provisions of the articles of incorporation, vacancies and newly created directorships shall be filled in the same manner in which directors are elected pursuant to Section 2 of this Article III.  Notwithstanding the foregoing, vacancies and newly created directorships resulting from any increase in the number of directors to constitute the Board may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen will hold office until the next election of directors by the shareholders.  If, at any time, by reason of death, resignation or other cause, the Corporation should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of the articles of incorporation or these bylaws, or as otherwise provided by law for such election.

Section 5.                  Annual Meetings.  The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders.

Section 6.                  Other Meetings and Notice.   Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board.  Special meetings of the board of directors may be called by or at the request of a majority of the board of directors or the Ranking Officer on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, or by facsimile or electronic mail.

Section 7.                  Quorum, Required Vote and Adjournment.  Each director shall be entitled to one (1) vote except as otherwise provided in the articles of incorporation. Directors then in office (and specifically excluding any vacancies) and holding a majority of the votes of all directors (or such greater number required by applicable law) shall constitute a quorum for the transaction of business.  The vote of directors holding a majority of votes present at a meeting at which a quorum is present shall be the act of the board of directors.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.                  Committees.  The Board may designate, by resolution adopted by a majority of the whole Board, one or more committees of the Board.  Each committee will consist of 2 or more designated directors.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the members present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, will have and may exercise all of the authority of the Board in the management of the Corporation.  The designation of any such committee and the delegation of authority thereto will not operate to relieve the Board or any director of any responsibility imposed upon the Board or director(s) by law.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 9.                  Committee Rules.  Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee.

Section 10.                Communications Equipment.  Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 11.                Waiver of Notice and Presumption of Consent.  Whenever any notice is required to be given to any director under any law, the articles of incorporation or these bylaws, a written waiver thereof, signed by the director entitled to such notice, whether before or after the time stated therein, will be deemed equivalent to notice.  Attendance by a director at a meeting will constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice unless so required by the articles of incorporation or these bylaws.

Section 12.                Action by Written Consent.  Unless otherwise restricted by the articles of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

Section 1.                  Number.  The Corporation will have a President and a Secretary and may also have the following officers:  a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers, each with such duties as are stated in this Article IV, Section 1 or by resolution of the Board which is not inconsistent with these Bylaws.  The Board will elect a President and a Secretary at its annual meeting.  Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable except the offices of president and secretary.

Section 2.                  Election and Term of Office.  The officers of the Corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of shareholders or as soon thereafter as conveniently may be.  Vacancies may be filled or new offices created and filled at any meeting of the board of directors.  Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.                  Removal.  Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.                  Vacancies.  Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

Section 5.                  Compensation.  Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6.                  Chairman of the Board.  The chairman of the board, if one is appointed, shall have the powers and perform the duties incident to that position.  Subject to the powers of the board of directors, he shall be in the general and active charge of the entire business and affairs of the Corporation.  He shall preside at annual meetings of the board of directors and stockholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these by-laws.  Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chairman of the board shall perform all the duties and responsibilities and exercise all the powers of the president.

Section 7.                  President.  The president shall be the chief executive officer of the Corporation; shall preside at all meetings of the stockholders and board of directors at which he is present; subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts which the board of directors has authorized to be executed, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.  If there is no chief executive officer, the president shall also have the duties of the chief executive officer as prescribed above.

Section 8.                  Chief Financial Officer.  The chief financial officer of the Corporation, if one is appointed, shall, under the direction of the chief executive officer (or, in the absence of a chief executive officer, the president), be responsible for all financial and accounting matters and for the direction of the offices of treasurer and controller. The chief financial officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or the board of directors or as may be provided in these by-laws.

Section 9.                  Vice-Presidents.  The vice-president, if one is appointed, or if there shall be more than one, the vice-presidents in the order determined by the board of directors or by the president, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers - as the board of directors, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or these by-laws may, from time to time, prescribe..

Section 10.                The Secretary and Assistant Secretaries.  The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chief executive officer's (or, in the absence of a chief executive officer, the president's) supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the chief executive officer, (or, in the absence of a chief executive officer, the president), the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or the secretary may, from time to time, prescribe.

Section 11.                 The Treasurer and Assistant Treasurer.  The treasurer, if one is appointed, shall, subject to the authority of the chief financial officer, have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the board of directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the chief executive officer (or, in the absence of a chief executive officer, the president), the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the Corporation; and shall have such powers and perform such duties as the board of directors, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or these by-laws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the Corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the Corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the chief financial officer, treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or treasurer may, from time to time, prescribe.

Section 12.                       Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 13.                       Absence or Disability of Officers.  In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

INDEMNIFICATION

Section 1.  The Corporation shall indemnify any director, officer or employee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.  The Corporation shall indemnify any director, officer or employee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3.  To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 4.  Any indemnification under Sections 1 and 2 of this article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this article. Such determination shall be made (1) by the Board of Directors by a majority vote of Directors who are or were not parties to such action, suit or proceeding, even if they do not constitute a quorum of the entire Board, or (2) if there are no such directors or if such directors so direct, then either (i) by independent legal counsel in a written opinion, or (ii) by the Stockholders.

Section 5.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation under this article.

Section 6.  The Corporation shall indemnify any director, officer or employee who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (i) arising under the Employee Retirement Income Security Act of 1974 or regulations promulgated thereunder, or under any other law or regulation of the United States or any agency or instrumentality thereof or law or regulation of any state or political subdivision or any agency or instrumentality of either, or under the common law of any of the foregoing, against expenses (including attorneys' fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding by reason of the fact that he is or was a fiduciary, disqualified person or party in interest with respect to an employee benefit plan covering employees of the Corporation or of a subsidiary corporation, or is or was serving in any other capacity with respect to such plan, or has or had any obligations or duties with respect to such plan by reason of such laws or regulations, provided that such person was or is a director, officer or employee of the Corporation, or (ii) in connection with any matter arising under federal, state or local revenue or taxation laws or regulations, against expenses (including attorneys' fees), judgments, fines, penalties, taxes, amounts paid in settlement and amounts paid as penalties or fines necessary to contest the imposition of such penalties or fines, actually and reasonably incurred by him in connection with such action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise and had responsibility for or participated in activities relating to compliance with such revenue or taxation laws and regulations; provided, however, that such person did not act dishonestly or in willful or reckless violation of the provisions of the law or regulation under which such suit or proceeding arises.  Unless the Board of Directors determines that under the circumstances then existing, it is probable that such director, officer or employee will not be entitled to be indemnified by the Corporation under this section, expenses incurred in defending such suit or proceeding, including the amount of any penalties or fines necessary to be paid to contest the imposition of such penalties or fines, shall be paid by the Corporation in advance of the final disposition of such suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this section.

Section 7.  The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he would be entitled to indemnity against such liability under the provisions of this article.

Section 9.  To the extent determined by the Board of Directors, the Corporation shall have the power to give indemnity to the fullest extent permitted by Section 351.355 of the General and Business Corporation Law of Missouri, as the same may be amended and supplemented or by any successor thereof, in addition to the indemnity authorized by this Article V to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE VI

CERTIFICATES OF STOCK; RECORD DATE

Section 1.                  Form.  Except as otherwise provided in the Articles or these Bylaws, the shares of stock of the Corporation will be represented by certificates signed by the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation, if one exists. Any or all of the signatures on the certificate may be a facsimile and the seal may be a facsimile, engraved or printed.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the person were such officer, transfer agent or registrar of the Corporation at the date of issue.  Transfers of stock will be made upon the stock transfer books of the Corporation, and before a new certificate is issued the old certificate will be surrendered for cancellation, subject to the provisions of Article VI, Section 2 below.  Until and unless the Board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the Corporation will be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by the Secretary, will perform all of the duties of such transfer agent.

Section 2.                  Lost Certificates.  The Board may direct that a new certificate or certificates of stock be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed.  When authorizing the issue of such replacement certificate or certificates of stock, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such allegedly lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond as the Board may direct sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of the certificate or certificates or the issuance of such new certificate or certificates.

Section 3.                  Fixing a Record Date for Shareholder Meetings.  In order that the Corporation may determine the shareholders entitled to notice of and to vote at any meeting of the shareholders, or any adjournment thereof, the Board may fix in advance a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date may not exceed 70 days preceding the date of such meeting.  If the Board does not set a record date, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting will be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened will be entitled to vote at the meeting, and any adjournment of the meeting.

Section 4.                  Fixing a Record Date for Action by Written Consent.  In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix in advance a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date may not exceed 70 days preceding the date of such consent to corporate action in writing without a meeting.  If the Board does not set a record date, the record date for determining shareholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required by any statute, the Articles or these Bylaws, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Missouri, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded, and which date will be effective for 70 days after such record date.  Delivery made to the Corporation’s registered office will be by hand or by certified or registered mail, return receipt requested.  If the Board does not set a record date and prior action by the Board is required by any statute, the Articles or these Bylaws, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the day on which the Board adopts the resolution taking such prior action, and such date will be effective for 70 days after such record date.

Section 5.                  Fixing a Record Date for Other Purposes.  The Board may fix in advance a date, not exceeding 70 days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares goes into effect, as a record date for the determination of the shareholders entitled to receive payment of the dividend, or entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion or exchange of shares.  In such case, only the shareholders who are shareholders of record on the record date so fixed will be entitled to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

ARTICLE VII

GENERAL PROVISIONS

Section 1.                  Dividends.  Subject to the Articles and the laws of Missouri, the Board may declare and pay dividends upon the outstanding shares of stock of the Corporation at any meeting, which dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, and may cause the Corporation to purchase or redeem any of its outstanding shares of stock.  A director or a member of any committee designated by the Board will be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities or net profits of the Corporation, or both, or any other facts pertinent to the existence and amount of net profits, surplus or other funds from which dividends may properly be declared and paid, or with which the Corporation’s stock may properly be purchased or redeemed.

Section 2.                  Checks, Drafts or Orders.  The moneys of the Corporation will be deposited in the name of the Corporation in such bank or banks or other depositories as the Board may designate, and all checks or instruments for the payment of money will be signed by persons designated by resolution adopted by the Board.  Notwithstanding the foregoing, the Board by resolution may authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board or by an authorized officer or officers as aforesaid.

Section 3.                  Contracts.  The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument or document for, and in the name of, the Corporation, and such authority may be general or confined to specific instances.

Section 4.                  [INTENTIONALLY OMITTED].  [INTENTIONALLY OMITTED]

Section 5.                  Fiscal Year.  The Board may fix and from time to time change the fiscal year of the Corporation.  In the absence of action by the Board, the fiscal year of the Corporation will end each year on the date that the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year may be changed by the Board.

Section 6.                  Corporate Seal.  The Corporation will have a corporate seal inscribed within the name of the Corporation and the words “Corporate Seal -- Missouri”.  The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced.

Section 7.                  Voting Securities Owned By Corporation.  Voting securities in any other corporation held by the Corporation shall be voted by the Ranking Officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer.  Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.                  Inspection of Books and Records.  Any shareholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof and upon not less than five business days prior notice, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom.  A proper purpose shall mean any purpose reasonably related to such person's interest as a shareholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder.  The demand under oath shall be directed to the Corporation at its registered office in the State of Missouri or at its principal place of business.

Section 9.                  Section Headings.  Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10.                Inconsistent Provisions.  In the event that any provision of these bylaws is or becomes inconsistent with any provision of the articles of incorporation, the General and Business Corporation Law of the State of Missouri, or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

These bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the shareholders.